UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 1996



                              VALLEY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

State of incorporation:  Delaware   Commission file number: 0-19343
                                FEIN: 34-1493345


11580 Lafayette Drive NW, Canal Fulton, Ohio  44614    (216)854-4526
(Address and telephone number of principal executive offices)
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Item 5.  Other Events

     On August 8, 1996 the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

     (a)  Exhibits

       1. Press Release, dated August 8, 1996, regarding a stock purchase program.




                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Valley Systems, Inc.


Date:  August 8, 1996    By:      / s /Dennis D.Sheets
                                       Dennis D. Sheets
                                       Chief Financial Officer

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Exhibit

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                              Valley Systems, Inc.

                                     For information contact:

                                             DENNIS D. SHEETS

                                                                    330-854-4526

FOR IMMEDIATE RELEASE

VALLEY SYSTEMS, INC. ANNOUNCES SHARE PURCHASE PROGRAM

CANAL FULTON, August 8, 1996 - Valley Systems, Inc., listed on the Nasdaq Stock Market (Symbol VALE) announced today that its Board of Directors has approved a share purchase program, whereby the Company may purchase up to 500,000 shares of its Common Stock on the open market at up to $1.25 per share. This program will begin Monday, August 12, 1996, and last indefinitely.

Ed Strickland, President and CEO, stated "This is a very positive move for Valley Systems, and demonstrates the confidence our Board of Directors has in management and the future of the company. We believe our stock has been undervalued for some time. This program is an excellent investment for our shareholders and should contribute to increased earnings per share in the future."

Valley Systems provides specialized cleaning and other services to industrial businesses through the use of ultra-high pressure waterjet technology, as well as water blasting, vacuum, and other procedures.
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